Exhibit 10.70

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is entered into as of August 31, 2007 by and between ARTISTdirect, Inc. a Delaware corporation (the “Company”), and Robert N. Weingarten (“Executive”) (together “the Parties”). This Agreement is effective only if it has been executed by the Parties and the revocation period has expired without revocation as set forth in Sections 16(c) and (d) below (the “Effective Date”).

WHEREAS, Executive was an employee of Company and served as Chief Financial Officer;

WHEREAS, the Company and Executive have mutually agreed (i) to terminate their employment relationship as of August 31, 2007 (the “Separation Date”), and (ii) that the Parties will release each other from any and all claims as of the effective date of this Agreement in accordance with the terms of this Agreement; and

WHEREAS, the Parties have agreed to enter into a consulting agreement pursuant to the terms of the Agreement For Consulting Services of even date herewith (the “Consulting Agreement”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.      Termination of Employment. Executive and the Company acknowledge and agree that Executive’s employment with the Company terminated as of the close of business on the Separation Date. As of the Separation Date, it is mutually agreed that except as provided for in the Consulting Agreement, Executive is no longer an employee of the Company and no longer holds any positions or offices with the Company or its affiliates and the Employment Agreement between the parties dated July 28, 2005 is hereby terminated except for the provisions of Sections 8, 9, 16, and 17 thereof which shall continue in accordance with their terms. Executive’s termination of employment shall be considered as voluntary as a result of this Agreement.

2.      Consulting Agreement. In consideration for the release of claims set forth below and other obligations under this Agreement and in satisfaction of all of its obligations to Executive and further provided that (i) this Agreement is signed by Executive and not revoked by Executive under Section 16 herein and (ii) the Executive remains in continuing compliance with all of the terms of this Agreement, the Company agrees to enter into the Consulting Agreement.

3.      Confidential Information. Executive agrees to continue to be bound by and comply with Executive’s obligations to not use or disclose Company proprietary and/or confidential information and such obligations shall survive the termination of this Agreement.

4.      Conflicting Obligations. Executive certifies that Executive has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Executive from complying with the provisions hereof, and further certifies that Executive will not enter into any such conflicting agreement.

5.      Non-Disparagement. As a material condition of this Agreement, Executive agrees not to directly or indirectly make any unfavorable or disparaging written or oral remarks about the Company to third parties.

6.      Arbitration.

(a) Disputes. ANY AND ALL DISPUTES OR CONTROVERSIES BETWEEN EXECUTIVE AND COMPANY ARISING OUT OF, RELATING TO OR OTHERWISE CONNECTED WITH EXECUTIVE’S EMPLOYMENT OR THE TERMINATION OF SUCH EMPLOYMENT, THIS AGREEMENT, OR THE VALIDITY, CONSTRUCTION, PERFORMANCE OR TERMINATION OF THIS AGREEMENT SHALL BE SETTLED EXCLUSIVELY BY BINDING ARBITRATION TO BE HELD IN LOS ANGELES, CALIFORNIA. THE ARBITRATION PROCEEDINGS SHALL BE GOVERNED BY (i) THE NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES THEN IN EFFECT OF THE AMERICAN ARBITRATION ASSOCIATION AND (ii) THE FEDERAL ARBITRATION ACT.

THE ARBITRATOR SHALL HAVE THE SAME, BUT NO GREATER, REMEDIAL AUTHORITY AS WOULD A COURT HEARING THE SAME DISPUTE. THE DECISION OF THE ARBITRATOR SHALL BE WRITTEN, FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION AND SHALL BE IN LIEU OF THE RIGHTS THOSE PARTIES MAY OTHERWISE HAVE TO A JURY TRIAL; PROVIDED, HOWEVER, THAT SUCH DECISION SHALL BE SUBJECT TO CORRECTION, CONFIRMATION OR VACATION IN ACCORDANCE WITH THE PROVISIONS AND STANDARDS OF APPLICABLE LAW GOVERNING THE JUDICIAL REVIEW OF ARBITRATION AWARDS.

THE PREVAILING PARTY IN SUCH ARBITRATION, AS DETERMINED BY THE ARBITRATOR, AND IN ANY ENFORCEMENT OR OTHER COURT PROCEEDINGS, SHALL BE ENTITLED, TO THE EXTENT PERMITTED BY LAW, TO REIMBURSEMENT FROM THE OTHER PARTY FOR ALL OF THE PREVAILING PARTY’S COSTS (EXCLUDING THE ARBITRATOR’S COMPENSATION AND OTHER ARBITRATION FEES AND COSTS, WHICH SHALL BE PAID BY COMPANY IN ACCORDANCE WITH APPLICABLE STATE LAW), EXPENSES AND ATTORNEY’S FEES. JUDGMENT SHALL BE ENTERED ON THE ARBITRATOR’S DECISION IN ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER OF SUCH DISPUTE OR CONTROVERSY. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY IN AN APPROPRIATE MATTER APPLY TO A COURT PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8, OR ANY COMPARABLE STATUTORY PROVISION OR COMMON LAW PRINCIPLE, FOR PROVISIONAL RELIEF, INCLUDING A TEMPORARY RESTRAINING ORDER OR A PRELIMINARY INJUNCTION. TO THE EXTENT PERMITTED BY LAW, THE PROCEEDINGS AND RESULTS, INCLUDING THE ARBITRATOR’S DECISION, SHALL BE KEPT CONFIDENTIAL.

(b) Consent to Personal Jurisdiction. The arbitrator(s) will apply California law to the merits of any dispute or claim, without deference to conflicts of law rules. Executive hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the Parties are participants.

(c) Acknowledgment. EXECUTIVE HAS READ AND UNDERSTANDS THIS AGREEMENT, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

7.      Governing Law. This Agreement will be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

8.      Assignment. This Agreement and all rights under this Agreement will be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective owners, agents, officers, shareholders, employees, directors, attorneys, subsidiaries, parents, affiliates, successors, personal or legal representatives, executors, administrators, heirs, distributes, devisees, legatees, and assigns. This Agreement is personal in nature, and none of the Parties to this Agreement will, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the rights and obligations of the Company under this Agreement may be assigned (without the consent of the Executive) to an entity which becomes the successor to the Company as the result of a merger or other corporate reorganization or sale of substantially all the assets to a successor which continues the business of the Company or any other subsidiary of the Company, provided, that such assignment will not relieve the Company of its obligations hereunder.

9.      Notices. For purposes of this Agreement, notices and other communications provided for in this Agreement will be in writing and will be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:	Robert N. Weingarten
5439 Lockhurst Drive
Woodland Hills, CA 91367

If to the Company:	ARTISTdirect, Inc.
1601 Cloverfield Boulevard
Suite 400 South
Santa Monica, CA 90404

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this Section 10. Such notices or other communications will be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

10.    Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior agreements whether written or oral.

11.    Modification. This Agreement may only be amended in a writing signed by Executive and the Company. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by the party against whom enforcement of the change or modification is sought. Failure or delay on the part of either party hereto to enforce any right, power, or privilege hereunder will not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party will not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

12.    Right to Advice of Counsel. Executive acknowledges that Executive has had the opportunity to fully review this Agreement and, if Executive so chooses, to consult with counsel, and is fully aware of Executive’s rights and obligations under this Agreement.

13.    Civil Code Section 1542. Executive and the Company acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said Code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect except for indemnification that he may have pursuant to applicable law or under the Company’s Certificate of Incorporation, Bylaws or resolutions of the Board of Directors.

14.    Executive’s Covenants.

(a)     Confidentiality of this Agreement. Executive agrees to use Executive’s reasonable efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Executive hereto agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, except for disclosures required by law or necessary to effectuate the terms of this Agreement.

(b)     Company Resources. As of the Separation Date, Executive will no longer represent that Executive is an employee of the Company. As soon as practicable (but in no event more than 5 days) following execution of this Agreement, Executive will return all Company property to the Company including but not limited to Confidential Information, credit cards, telephone calling cards, keys, computers, cell phones, pagers, monitors, business cards, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or physical property, or copies or reproductions of any aforementioned items belonging to the Company. Executive will not make or retain copies, reproductions or summaries of any such property.

15.    Executive’s Release of Claims. In exchange for the Company’s promises set forth herein, all of which are good and valuable consideration, Executive hereby covenants not to sue and releases and forever discharges the Company, its parents, subsidiaries, attorneys, insurers, agents, employees, shareholders, directors, officers, affiliates, predecessors and successors of and from any and all rights, claims, actions, demands, causes of action, obligations, attorneys’ fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, that Executive may have (whether known or not known) (collectively, “Claims”), accruing to Executive as of the Effective Date, that Executive has ever had, including but not limited to Claims based on and/or arising under Title VII of the Civil Rights Act of 1964, as amended, The Americans with Disabilities Act, The Family Medical Leave Act, The Equal Pay Act, The Employee Retirement Income Security Act, The Fair Labor Standards Act, and/or the California Fair Employment and Housing Act; The California Constitution, The California Government Code, The California Labor Code, The Industrial Welfare Commission’s Orders, The Securities Act of 1933, The Securities Exchange Act of 1934, the Worker Adjustment and Retraining Notification Act, California Labor Code sections 1400-1408, and any and all other Claims Executive may have under any other federal, state or local Constitution, Statute, Ordinance and/or Regulation; and all other Claims arising under common law including but not limited to tort, express and/or implied contract and/or quasi-contract, arising out of or, in any way, related to Executive’s previous relationship with the Company as an employee, consultant and/ or director. Furthermore, Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Older Workers Benefit Protection Act, Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, and that this waiver and release is knowing and voluntary. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that:

(a)   Executive should consult with an attorney prior to executing this Agreement;

(b)   Executive has at least twenty-one (21) days within which to consider this Agreement;

(c)   Executive has up to seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and

(d)   this Agreement shall not be effective until the revocation period in Section 16(c) has expired without revocation by Executive.

The Company and Executive agree that the release set forth in this Section 15 shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, the Parties agree that Executive is not waiving any Claims to unemployment compensation and indemnification that he may have pursuant to applicable law or under the Company’s Certificate of Incorporation, Bylaws or resolutions of the Board of Directors.

Furthermore, not withstanding any provisions of this Agreement, Executive is not waiving or releasing any insurance coverage as a prior officer, director, employee or agent of the Company.

16.    Company’s Release of Claims. In exchange for the Executive’s promises set forth herein, all of which are good and valuable consideration, Company hereby covenants not to sue and releases and forever discharges the Executive from any and all rights, claims, actions, demands, causes of action, obligations, attorneys’ fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, that Company may have (whether known or not known) (collectively, “Claims”), accruing to Company as of the Effective Date and any and all other Claims Company may have under any federal, state or local Constitution, Statute, Ordinance and/or Regulation; and all other Claims arising under common law including but not limited to tort, express and/or implied contract and/or quasi-contract, arising out of or, in any way, related to the Executive’s employment with Company.

The Company and Executive agree that the release set forth in this Section 16 shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, the Parties agree that Company is not waiving any rights it may have under applicable statutory law or under the Company’s Certificate of Incorporation or Bylaws to deny executive indemnification.

17.    Labor Code Section 206.5. Executive agrees that the Company has paid to Executive his salary and vacation accrued as of the Separation Date and that these payments represent all such monies due to Executive through the Separation Date. In light of the payment by the Company of all wages due, or to become due to Executive, California Labor Code Section 206.5 is not applicable to the Parties hereto. That section provides in pertinent part as follows:

No employer shall require the execution of any release of any claim or right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of such wages has been made.

18.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

19.    No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by any other Party hereto which are not specifically set forth in this Agreement.

20.    Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21.    Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)   They have read this Agreement;

(b)   They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)   They understand the terms and consequences of this Agreement and of the releases it contains;

(d)   They are fully aware of the legal and binding effect of this Agreement.

22.    Press Release. If the Company intends to publish a press release pertaining to Executive’s separation from the Company, the Parties shall confer on the substance of the press release, and the press release shall not be published without the prior written approval of Executive, which approval shall not be unreasonably withheld.

23.    Execution in Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which when together shall be deemed to constitute the executed original, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of the undersigned.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

“Executive”	“Company”

Robert N. Weingarten	ARTISTdirect, Inc.

By:	By:
[NAME/TITLE]
Dated:
Dated: